UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Retrospective Reporting of Additional Information in Response to Adoption of New Accounting Standard

The Company is filing this Current Report on Form 8-K to disclose the retrospective impact of the adoption of the Financial Accounting Standards Board’s amended accounting standard, Presentation of Comprehensive Income, an amendment to Accounting Standards Codification Topic 220, Comprehensive Income (ASU No. 2011-05, as amended by ASU No. 2011-12) (the “New Accounting Standard”) on its historical financial statements in the Company’s most recent Annual Report on Form 10-K. ASU No. 2011-05, which the Company adopted beginning with its fiscal quarter ended March 31, 2012, requires, among other things, that the Company disclose the components of comprehensive income (loss) either in a single continuous statement of comprehensive income (loss) or in two separate but consecutive statements. The retrospective application of the New Accounting Standard has not yet been reflected in the Company’s annual financial statements, however, the information is provided in the table below. The table below presents the Company’s Consolidated Statements of Comprehensive Income (loss) for each of the three years ended December 31, 2011, 2010 and 2009 and should be read in conjunction with the Company’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011, which previously included this information in the Consolidated Statements of Stockholders’ Equity.

	Year Ended December 31,
	2011	2010	2009
	(in thousands)
Net income (loss)	$(23,776)	$(17,963)	$7,546
Other comprehensive income (loss):
Net unrealized holding gains (losses) on available-for-sale securities arising during the period	(13)	32	17

Comprehensive income (loss)	$(23,789)	$(17,931)	$7,563

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: January 15, 2013	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Chief Financial Officer, Treasurer and Secretary